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                                                                  EXHIBIT 4.6(d)

                             SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE, dated as of December 12, 2003 (the "Supplemental Indenture"), among Tenneco Automotive Inc., a Delaware corporation (the "Company"), the Guarantors and Wachovia Bank, National Association (the "Trustee").

                  WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of June 19, 2003 (the "Indenture"), in relation to the issuance of $350,000,000 aggregate principal amount of the Company's 10 1/4% Senior Secured Notes due 2013 (the "Initial Securities");

                  WHEREAS, pursuant to Article Two of the Indenture, the Company may, from time to time, without notice to or the consent of any holder of the Initial Securities, create and issue additional Securities that are subject to the provisions of the Indenture only in compliance with Section 4.03 of the Indenture and upon written order of the Company to the Trustee in the form of an Officers' Certificate specifying the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated by the Trustee and certifying that (i) such issuance is not prohibited under Section 4.03 of the Indenture and (ii) the principal amount of Securities secured by each Second Priority Mortgage then in effect will be equal to or greater than the principal amount of Securities outstanding after giving effect to such issuance;

                  WHEREAS, the Company proposes to issue an additional $125,000,000 aggregate principal amount of its 10 1/4% Senior Secured Notes due 2013 (the "Additional Securities") with the same terms as the Initial Securities, except as set forth in the Additional Securities.

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, the Guarantors and the Trustee desire to supplement and amend the Indenture without the consent of the Holders in order to cure ambiguities, defects and inconsistencies in the Indenture;

                  WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with;

                  WHEREAS, all other actions necessary to make this Supplemental Indenture a legal, valid and binding agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture, have been performed;

                  NOW THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee hereby mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

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                                   ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  Section 1.1. General. For all purposes of this Supplemental Indenture, except as expressly provided or unless the context otherwise requires:

              (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

              (b) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

                  Section 1.2. Terms Defined in the Indenture. Terms and expressions defined in the Indenture shall have the same meaning when used in this Supplemental Indenture unless otherwise defined herein or unless the context otherwise requires.

                  Section 1.3. Provisions of the Indenture. The provisions of the Indenture shall apply to the Additional Securities and any certificated Additional Securities in definitive form issued in exchange therefor in the exact same manner as they apply to the Initial Securities and any certificated Initial Securities in definitive form issued in exchange therefor.

                  Section 1.4. Effect of Supplemental Indenture.

              (a) This Supplemental Indenture is a supplemental indenture within the meaning of Section 9.01 of the Indenture, and the Indenture shall be read together with this Supplemental Indenture and shall have the same effect over the Additional Securities, in the same manner as if the provisions of the Indenture and this Supplemental Indenture were contained in the same instrument.

              (b) In all other respects, the Indenture is ratified and confirmed by the parties as supplemented by the terms of this Supplemental Indenture.

                  Section 1.5. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  Section 1.6. Successors and Assigns. All agreements of the Company and the Guarantors in this Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

                  Section 1.7. Severability Clause. In case any provision in this Supplemental Indenture or in the Additional Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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                  Section 1.8. Governing Law. This Supplemental Indenture and
     the Additional Securities shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                  Section 1.9. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

                  Section 1.10. Trustee. The Trustee makes no representation as to the validity or adequacy of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

                                   ARTICLE II

                                   AMENDMENTS

                  Section 2.1. Amended Definitions. Section 1.01 of the Indenture is hereby amended by deleting the definitions of "Initial Purchasers," "Issue Date," "Purchase Agreement" and "Registration Rights Agreement" and replacing them with the following:

              "Initial Purchasers" means the Persons purchasing Securities from the Company pursuant to the related Purchase Agreement.

              "Issue Date" means June 19, 2003, the date of original issuance of the Securities.

              "Purchase Agreement" means (1) with respect to the Securities issued on the Issue Date, the Purchase Agreement, dated as of June 10, 2003, by and among the Company, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, if any, the purchase agreement or underwriting agreement among the Company, the Guarantors and the Initial Purchasers; provided, that for purposes of Section 12.12(d) of this Indenture, "Purchase Agreement" shall mean the Purchase Agreement specified in clause (1) above.

              "Registration Rights Agreement" means (1) with respect to the Securities issued on the Issue Date, the Registration Rights Agreement, dated June 19, 2003, among the Company, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Guarantors and the Initial Purchasers under the related Purchase Agreement.

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                  Section 2.2 Additional Definitions. Section 1.01 of the
     Indenture is hereby amended by adding the following definitions:

              "Additional Securities" means Series A Securities issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Sections 2.06, 2.07, 2.10 or 3.06 of this Indenture).

                  Section 2.3. Amendment of Section 2.02. Section 2.02 of the Indenture is hereby amended by replacing it with the following:

              (a) Two Officers, or an Officer and a secretary, treasurer, controller or an assistant secretary of the Company, shall sign, or one Officer shall sign and one Officer or a Secretary or an Assistant Secretary of the Company (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

              If an Officer or a secretary, treasurer, controller or an assistant secretary of the Company whose signature is on a Security was an Officer or a Secretary or an Assistant Secretary of the Company at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. Each Guarantor shall execute its Subsidiary Guarantee in the manner set forth in Section 10.07.

              A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

              (b) The Trustee shall authenticate (i) Securities for original issue on the Issue Date in the aggregate principal amount of $350,000,000, (ii) subject to compliance by the Company with clause (c) below, Additional Securities for original issue in an aggregate principal amount specified in a written order of the Company and (iii) Series B Securities for issue only in exchange, pursuant to the terms of a Registration Rights Agreement, for a like principal amount of Series A Securities, in each case upon a written order of the Company in the form of an Officers' Certificate. Each such Officers' Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated.

              (c) Except as provided in Section 2.07, Additional Securities may be issued only in compliance with Section 4.03 and, in the case of any such Additional Securities, the Officers' Certificate specified in clause (b) above shall certify that (i) such issuance is not prohibited under Section 4.03 of this Indenture, and (ii) the principal amount of Securities secured by each Second Priority Mortgage then in effect will be equal to or greater than the principal amount of Securities outstanding after giving effect to such issuance. Any Additional Securities shall be part of the same issue as the Securities being issued on the Issue Date and will vote on all matters as one class with the Securities being issued on the

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         Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Net Proceeds Offers.

              (d) Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company.

              (e) The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

              (f) The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                                  ARTICLE III

                                   NOTE FORMS

                  Section 3.1. Series A Securities. The Series A Securities issued by the Company after the Issue Date and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A to the Indenture, except that, for purposes of such Series A Securities issued by the Company after the Issue Date, the first sentence of Section 4 of said Exhibit A thereof shall be replaced with the following:

              "The Company issued the Securities under an Indenture, dated as of June 19, 2003 (as it may be amended, amended and restated, modified or supplemented from time to time, the "Indenture"), among the Company, the Guarantors and the Trustee."

The Series A Securities may have notations, legends or endorsements (including notations relating to any Subsidiary Guarantees, stock exchange rule or usage).

                  Section 3.2. Series B Securities. The Series B Securities to be issued to Holders of Additional Securities in exchange for their Series A Securities pursuant to the Exchange Offer specified in the Registration Rights Agreement shall be substantially in the form of Exhibit B to the Indenture, except that, for purposes of such Series B Securities, the first sentence of Section 4 of said Exhibit B shall be replaced with the following:

              "The Company issued the Securities under an Indenture, dated as of June 19, 2003 (as it may be amended, amended and restated, modified or supplemented from time to time, the "Indenture"), among the Company, the Guarantors and the Trustee."

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The Series B Securities may have notations, legends or endorsements (including notations relating to any Subsidiary Guarantees, stock exchange rule or usage).

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed and delivered as of the date first written above.

                              TENNECO AUTOMOTIVE INC.

                              By: ______________________________________________
                                  Name:
                                  Title:

                              TENNECO AUTOMOTIVE OPERATING COMPANY INC.,
                                 as Guarantor

                              By: ______________________________________________
                                  Name:
                                  Title:

                              THE PULLMAN COMPANY, as Guarantor

                              By: ______________________________________________
                                  Name:
                                  Title:

                              CLEVITE INDUSTRIES INC., as Guarantor

                              By: ______________________________________________
                                  Name:
                                  Title:

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                              TENNECO GLOBAL HOLDINGS INC.,
                                  as Guarantor

                              By: ______________________________________________
                                  Name:
                                  Title:

                              TMC TEXAS INC., as Guarantor

                              By: ______________________________________________
                                  Name:
                                  Title:

                              TENNECO INTERNATIONAL HOLDING CORP., as Guarantor

                              By: ______________________________________________
                                  Name:
                                  Title:

                              WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

                              By: ______________________________________________
                                  Name:
                                  Title:

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